Exhibit 99.1

Contact: Charity Frantz
July 19, 2018	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND Announces SECOND QUARTER 2018 UNAUDITED Financial RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and six-month periods ended June 30, 2018.

Dividend Declared

C&N’s Board of Directors has declared a regular quarterly cash dividend of $0.27 per share. The dividend is payable on August 10, 2018 to shareholders of record as of July 30, 2018. Declaration of the dividend was made at the July 19, 2018 meeting of C&N’s Board of Directors.

Unaudited Financial Information

Net income was $0.52 per diluted share in the second quarter 2018, up from $0.36 in the first quarter 2018 and $0.34 in the second quarter 2017. Second quarter 2018 earnings included a net benefit of $0.10 per diluted share from a gain on a restricted equity security (Visa Inc. Class B stock) and a loss on available-for-sale debt securities. For the six months ended June 30, 2018, net income was $0.87 per diluted share, including a net benefit of $0.09 per diluted share from the gain on Visa Class B stock and the loss on available-for-sale debt securities. In comparison, net income was $0.62 per diluted share for the six months ended June 30, 2017, including a benefit of $0.01 per diluted share from a gain on available-for-sale debt securities.

In the second quarter 2018, C&N recorded a pre-tax gain on Visa Class B stock of $1,750,000. C&N received 19,789 shares of Visa Class B stock pursuant to Visa’s 2007 initial public offering. Until the second quarter 2018, the carrying value of the shares was $0, which represented C&N’s cost basis. Class B shares are subject to restrictions on transfer, essentially limiting their transferability to other owners of Class B shares. In June 2018, C&N received an offer and agreed to sell 10,000 of the shares for a price of $88.43 per share. This transaction settled in July 2018. Under current accounting guidance, public companies must consider the pricing of observable transactions in determining the carrying value of equity securities that do not have readily determinable fair values. Accordingly, C&N’s second quarter 2018 gain was based on the price per share of the recently initiated sale, applied to the total of 19,789 shares.

At June 30, 2018, C&N recorded a pre-tax impairment loss on available-for-sale debt securities of $282,000. The loss represents the unrealized loss at June 30, 2018 on securities that were sold in July 2018. The securities sold included obligations of U.S. Government agencies and states and political subdivisions. The realized losses on the sales totaled $329,000, including $282,000 recorded in the second quarter 2018. Proceeds from the sales totaling $17.8 million were reinvested in fixed rate mortgage-backed securities issued by U.S. Government agencies (CMOs). The recent fully taxable equivalent yield on the securities sold was 1.73%, while the estimated average yield on the CMOs purchased (at current market rates) is 3.36%.

The table below provides a reconciliation of C&N’s second quarter and June 30, 2018 year-to-date unaudited earnings results to the comparative 2017 results excluding the gain on Visa Class B stock and gains and losses on available-for-sale debt securities.

(Dollars In Thousands, Except Per Share Data)
(Unaudited)	2nd Quarter 2018				2nd Quarter 2017
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$7,748	$1,377	$6,371	$0.52	$5,495	$1,374	$4,121	$0.34
Less: Gain on Restricted Equity Security	(1,750)	(368)	(1,382)		0	0	0
Net Losses (Gains) on Available-for-sale Debt Securities	282	59	223		(107)	(37)	(70)

Earnings Information, Excluding Effect of Gain on Restricted Equity Security and Net Gains and Losses on Available-for-sale Debt Securities	$6,280	$1,068	$5,212	$0.42	$5,388	$1,337	$4,051	$0.33

	6 Months Ended June 30, 2018				6 Months Ended June 30, 2017
	Income			Diluted	Income			Diluted
	Before	Income		Earnings	Before	Income		Earnings
	Income	Tax		Per	Income	Tax		per
	Tax	Provision	Net	Common	Tax	Provision	Net	Common
	Provision	(1)	Income	Share	Provision	(1)	Income	Share
Results as Presented Under U.S. GAAP	$12,864	$2,118	$10,746	$0.87	$9,913	$2,358	$7,555	$0.62
Less: Gain on Restricted Equity Security	(1,750)	(368)	(1,382)		0	0	0
Net Losses (Gains) on Available-for-sale Debt Securities	282	59	223		(252)	(88)	(164)

Earnings Information, Excluding Effect of Gain on Restricted Equity Security and Net Gains and Losses on Available-for-sale Debt Securities	$11,396	$1,809	$9,587	$0.78	$9,661	$2,270	$7,391	$0.61

(1)	Income tax has been allocated to the gain on restricted equity security and net losses (gains) on available-for-sale debt securities based on marginal income tax rates of 21% for 2018 and 35% for 2017.

Additional highlights related to C&N’s second quarter and June 30, 2018 year-to-date unaudited earnings results as compared to the first quarter 2018 and comparative periods of 2017 are presented below.

Second Quarter 2018 as Compared to First Quarter 2018

Net income totaled $6,371,000 in the second quarter 2018, an increase of $1,996,000 over first quarter 2018 net income of $4,375,000. As reflected in the table above, second quarter 2018 earnings included an estimated after-tax benefit of $1,159,000 from the gain on Visa Class B stock, net of losses on available-for-sale debt securities. The effective tax rate (income tax provision as a percentage of income before tax), which includes adjustments to the marginal rate for the impact of tax-exempt interest income and other factors, was 17.8% for the second quarter 2018, or 17.0% excluding the effects of the net additional earnings from the gain on Visa Class B stock and other securities losses. In comparison, the effective tax rate for the first quarter was 14.5%. The higher effective tax rate in the second quarter 2018 resulted from higher pre-tax income. Other significant variances were as follows:

•	Net interest income increased $358,000 (3.3%) in the second quarter 2018 as compared to the first quarter. The increase in net interest income reflected the benefits of growth in earning assets, an improvement in the net interest margin and an additional day in the second quarter as compared to the first quarter. Average deposits increased $31,024,000 in the second quarter 2018 as compared to the first quarter, in part due to seasonal factors, contributing to growth in earning assets of $14,445,000 and a reduction in average borrowed funds of $19,575,000. In the second quarter 2018, average brokered deposits (CDs) totaled $1,813,000, while there were no brokered deposits in the first quarter. The Corporation issued brokered deposits totaling $5 million in the second quarter 2018 in order to establish this means of funding as an active alternative to borrowings. Average loans outstanding increased $8,608,000 (1.1%) from the first quarter. The net interest margin was 3.87% for the second quarter 2018, up from 3.84% for the first quarter 2018, as the average yield on earning assets increased 0.05% while the average rate paid on interest-bearing liabilities increased 0.03%. The increased yield on earning assets included an increase in yield on loans to 5.00% from 4.92%, reflecting the effects of recent increases in market rates. The average rate paid on interest-bearing deposits increased to 0.45% in the second quarter 2018 from 0.39% in the first quarter.

•	The credit for loan losses (reduction in expense) was $20,000 in the second quarter 2018 as compared to a provision of $292,000 in the first quarter 2018. The credit recognized in the second quarter 2018 included a credit of $78,000 from a net reduction in specific allowances on loans, as adjusted for net charge-offs during the period, partially offset by a provision of $58,000 attributable mainly to loan growth. In comparison, the first quarter 2018 provision included $191,000 attributable to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period, and $101,000 due to loan growth and a slight increase in the historical loss experience factor used in the estimate of the collectively determined portion of the allowance for loan losses.

•	Noninterest income totaled $4,689,000 in the second quarter 2018, an increase of $283,000 (6.4%) from the first quarter 2018 amount. Trust and financial management revenue increased $104,000 (7.3%) over the first quarter amount, reflecting growth in assets under management resulting from market appreciation and new business. Service charges on deposit accounts increased $98,000 (8.1%) in the second quarter 2018 over the first quarter total, mainly due to seasonal factors.

•	Total noninterest expense of $9,684,000 in the second quarter 2018, was lower by $211,000 (2.1%) than the first quarter 2018 total. Pensions and other employee benefits expense was $410,000 lower in the second quarter 2018 as compared to the first quarter, as payroll taxes and similar expenses decreased from the first quarter total, consistent with the normal pattern of such costs being highest in the beginning of the calendar year. The decrease in employee benefits expense also included a decrease of $102,000 in health insurance expense from C&N’s partially self-insured plan. Other noninterest expense was $151,000 higher in the second quarter 2018 as compared to the first quarter, including $250,000 from donating the Towanda, Pennsylvania branch location to a nonprofit organization. In June 2018, C&N donated the real estate for its existing Towanda banking facility, and entered into a 12-month lease with the nonprofit organization, with a 6-month renewal option, allowing banking operations to continue at the facility until a new location in the Towanda market can be obtained and prepared for use. In the second quarter 2018, C&N recognized a Pennsylvania state tax credit of $154,000 (included in other noninterest income) as a result of the real estate donation.

Second Quarter 2018 as Compared to Second Quarter 2017

Net income of $6,371,000 in the second quarter 2018 was up $2,250,000 over the second quarter 2017 amount. Excluding the after-tax impact of the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities as described above, adjusted second quarter 2018 net income of $5,212,000 exceeded adjusted second quarter 2017 net income of $4,051,000 by $1,161,000 (28.7%). The marginal federal income tax rate in effect in 2018 is 21%, down from the 2017 marginal rate of 35%. Accordingly, the effective tax rate of 17.8% for the second quarter 2018 was significantly lower than the second quarter 2017 effective tax rate of 25.0%. Pre-tax income, excluding the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities, totaled $6,280,000 in the second quarter 2018, an increase of $892,000 (16.6%) over adjusted pre-tax income of $5,388,000 in the second quarter 2017. Other significant earnings-related variances were as follows:

•	Net interest income increased $893,000 (8.6%) in the second quarter 2018 over the second quarter 2017 amount. Total interest and dividend income increased $994,000, while interest expense increased $101,000. The net interest margin of 3.87% for the second quarter 2018 was 0.04% higher than the second quarter 2017 level. Despite the decrease in fully taxable-equivalent yields on municipal securities and loans resulting from the reduced corporate tax rate, the average yield on earning assets increased to 4.23% in the second quarter 2018 from 4.17% in the second quarter 2017. The improvement in average yield included the impact of an increase in average yield on taxable loans, reflecting the effects of recent increases in interest rates, along with a favorable change in the mix of earning assets with growth in loans and a reduction in securities. Average total loans outstanding were higher by $54.1 million (7.0%) in the second quarter 2018 as compared to the second quarter 2017, while average total available-for-sale debt securities were lower by $19.2 million. Average total deposits were $48.6 million (5.0%) higher in the second quarter 2018 as compared to the second quarter 2017. In the second quarter 2018, average brokered deposits (CDs) totaled $1,813,000, while there were no brokered deposits in the second quarter 2017. The average rate paid on interest-bearing liabilities was 0.52% in the second quarter 2018, up 0.04% as compared to the second quarter 2017. The average rate paid on deposits was up 0.14% in the second quarter 2018 as compared to the second quarter 2017, while the average cost of borrowed funds dropped to 1.75% from 2.71% as a result of the pay-off of higher-cost borrowings that matured in the latter portion of 2017.

•	The credit for loan losses (reduction in expense) was $20,000 in the second quarter 2018 as compared to a provision of $4,000 in the second quarter 2017. As noted above, the credit recognized in the second quarter 2018 included a credit of $78,000 from a net reduction in specific allowances on loans, as adjusted for net charge-offs during the period, partially offset by a provision of $58,000 attributable mainly to loan growth. In comparison, the second quarter 2017 provision included $315,000 related to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period and a $102,000 increase in the unallocated portion of the allowance, offset by a $413,000 reduction in the collectively determined portion of the allowance at June 30, 2017.

•	Noninterest income increased $583,000 (14.2%) in the second quarter 2018 over the second quarter 2017 amount. Service charges on deposit accounts increased $190,000 (17.1%) in the second quarter 2018 over the second quarter 2017 total, mainly due to increased fees from the overdraft privilege program and reflecting the benefit of operational improvements to the program that were instituted early in 2018. Other noninterest income increased $262,000 in the second quarter 2018 as compared to the second quarter 2017, including $154,000 from the state tax credit related to the real estate donation described above.

•	Total noninterest expense increased $608,000 (6.7%) in the second quarter 2018 over the second quarter 2017 amount. Salaries and wages expense increased $221,000 (5.6%), including the effects of annual performance-based salary adjustments for a majority of employees along with an increase of $73,000 in estimated cash and stock-based compensation expense and an increase in the average number of full-time equivalent employees (FTEs) to 297 in the second quarter 2018 from 292 in the second quarter 2017. Other noninterest expense increased $122,000, including an increase in donations expense of $226,000 resulting from the donation of the Towanda real estate as described above. Also, in the second quarter 2018, C&N received refunds of sales and use taxes totaling $37,000, which were recorded as a reduction in other noninterest expense; in comparison, sales and use tax audit assessments totaling $65,000 were paid and recognized as other noninterest expense in the second quarter 2017. Over the last half of 2017 and early 2018, C&N installed a new telephone system throughout most locations and implemented a new loan origination system. Costs associated with these projects contributed to increases in professional fees, data processing and other noninterest expense in the second quarter 2018 as compared to the second quarter 2017.

Six Months Ended June 30, 2018 as Compared to Six Months Ended June 30, 2017

For the six months ended June 30, 2018, net income of $10,746,000 exceeded the corresponding amount for the first six months of 2017 by $3,191,000. Excluding the after-tax impact of the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities as described above, adjusted year-to-date 2018 net income of $9,587,000 exceeded adjusted net income for the first six months of 2017 of $7,391,000 by $2,196,000 (29.7%). As a result of the lower marginal federal income tax rate in effect in 2018, the effective tax rate was 16.5% for the first six months of 2018, down from 23.8% for the first six months of 2017. Pre-tax income, excluding the gain on Visa Class B stock and net (losses) gains on available-for-sale debt securities, totaled $11,396,000 for the first six months of 2018, an increase of $1,735,000 (18.0%) over adjusted pre-tax income of $9,661,000 for the first six months of 2017. Other significant earnings-related variances were as follows:

•	Net interest income was up $1,631,000 (8.0%) for the first six months of 2018 over the amount for the first six months of 2017. Trends for the first six months of 2018 as compared to the first six months of 2017 were similar to those described in the comparison of quarterly results above. The net interest margin was 3.86% for the first six months of 2018, up from 3.81% for the first six months of 2017. The average yield on earning assets was 4.21% in the first six months of 2018, up from 4.14% in the first six months of 2017, reflecting an increase in average yield on loans of 0.10% and a favorable change in the mix of earning assets with growth in loans and a reduction in securities. Average total loans outstanding were higher by $55.8 million (7.3%) for the first six months of 2018 as compared to the first six months of 2017, while average total available-for-sale debt securities were lower by $27.0 million. Average total deposits were $39.5 million (4.0%) higher for the first six months of 2018 as compared to 2017. In the first six months of 2018, average brokered deposits (CDs) totaled $912,000, while there were no brokered deposits in the first six months of 2017. The average rate paid on interest-bearing liabilities was 0.51% in the first six months of 2018, up 0.03% as compared to 2017. The average rate paid on deposits was up 0.12% in the first six months of 2018 as compared to 2017, while the average cost of borrowed funds dropped to 1.69% from 2.42% as a result of the pay-off of higher-cost borrowings that matured in the latter portion of 2017.

•	The provision for loan losses was $272,000 for the first six months of 2018 as compared to $456,000 in 2017. The provision in 2018 included $113,000 from a net increase in specific allowances on loans, as adjusted for net charge-offs during the period, and $159,000 attributable mainly to loan growth. In comparison, the provision in 2017 included $703,000 related to the change in total specific allowances on impaired loans, as adjusted for net charge-offs during the period and a $102,000 increase in the unallocated portion of the allowance, with a reduction in the provision of $349,000 related to the reduction in the collectively determined allowance for loan losses.

•	Noninterest income increased $1,125,000 (14.1%) for the first six months of 2018 over the amount for the first six months of 2017. Service charges on deposit accounts increased $293,000 (13.2%), mainly due to increased fees from the overdraft privilege program and reflecting the benefit of operational improvements to the program that were instituted early in 2018. Trust and financial management revenue increased $271,000 (10.1%), reflecting growth in assets under management resulting from market appreciation and new business. Other noninterest income increased $254,000, including an increase in tax credits of $131,000 resulting from the state tax credit related to the real estate donation described above. Interchange revenue from debit card transactions and brokerage revenue also increased by significant amounts, reflecting increases in volume.

•	Total noninterest expense increased $1,205,000 (6.6%) for the first six months of 2018 over the amount for the first six months of 2017. Salaries and wages expense increased $477,000 (6.1%), including the effects of annual performance-based salary adjustments for a majority of employees along with an increase of $159,000 in estimated cash and stock-based compensation expense and an increase in the average number of full-time equivalent employees (FTEs) to 295 in 2018 from 290 in 2017. Pensions and other employee benefits expense increased $149,000 (5.6%), consistent with the increase in salaries and wages and including an increase of $113,000 (12.5%) in health insurance expense from C&N’s partially self-insured plan. As noted above, costs associated with new telephone and loan origination systems contributed to increases in professional fees, data processing and other noninterest expense in 2018.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,284,007,000 at June 30, 2018, as compared to $1,258,116,000 at March 31, 2018 and $1,243,401,000 at June 30, 2017.

•	Net loans outstanding (excluding mortgage loans held for sale) were $809,816,000 at June 30, 2018, up from $808,300,000 at March 31, 2018 and up 5.0% from $771,057,000 at June 30, 2017. In comparing outstanding balances at June 30, 2018 and 2017, total residential mortgage loans increased $19.8 million, or 4.6%, and total commercial loans increased $17.9 million, or 5.3%. Total outstanding commercial loans decreased $3.9 million at June 30, 2018 as compared to March 31, 2018, reflecting pay-offs of approximately $13 million of a few large commercial loans that occurred late in the second quarter. At June 30, 2018, the outstanding balance of commercial loan participations with other financial entities was $62.9 million as compared to $62.8 million at March 31, 2018 and up from $42.9 million at June 30, 2017.

•	The outstanding balance of residential mortgages originated by C&N and sold to third parties, with servicing retained, totaled $171,543,000 at June 30, 2018 as compared to $171,237,000 at March 31, 2018 and up from $165,789,000 at June 30, 2017.

•	Total nonperforming assets as a percentage of total assets was 1.35% at June 30, 2018 as compared to 1.39% at March 31, 2018 and 1.30% at June 30, 2017. Total nonaccrual loans were lower by $2.4 million at June 30, 2018 as compared to March 31, 2018, while foreclosed assets held for sale increased $1.8 million. In the second quarter 2018, the Corporation acquired two properties that had secured a commercial loan, recording the acquisition at an estimated fair value of $2.3 million with no gain or loss recognized.

•	Deposits and repo sweep accounts totaled $1,046,068,000 at June 30, 2018, including brokered deposits of $5,000,000. In comparison, deposits and repo sweeps totaled $1,023,563,000 at March 31, 2018 and $1,002,137,000 at June 30, 2017. There were no brokered deposits at March 31, 2018 and June 30, 2017.

•	Total shareholders’ equity was $189,179,000 at June 30, 2018 as compared to $186,382,000 at March 31, 2018 and $189,859,000 at June 30, 2017. Within shareholders’ equity, the portion of accumulated other comprehensive (loss) income related to available-for-sale debt securities was ($6,476,000) at June 30, 2018 as compared to ($5,679,000) at March 31, 2018 and $369,000 at June 30, 2017. Fluctuations in accumulated other comprehensive (loss) income have been caused by increases in interest rates and the effect of the lower corporate income tax rate on municipal bonds, which have resulted in an overall net reduction in the fair value of available-for-sale debt securities. Also, the valuation of the accumulated other comprehensive loss at June 30, 2018 and March 31, 2018 include the impact of the lower federal corporate income tax rate, as the associated deferred tax asset has been reduced, consistent with the lower rate.

•	C&N and Citizens & Northern Bank are subject to various regulatory capital requirements. At June 30, 2018, C&N and Citizens & Northern Bank continue to maintain regulatory capital ratios that exceed all capital adequacy requirements.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $927,089,000 at June 30, 2018 as compared to $916,295,000 at March 31, 2018 and up 3.6% from $894,669,000 a year earlier.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, New York. C&N’s most recently opened location, in Elmira, New York, offers commercial, residential and consumer lending services. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.